As filed with the Securities and Exchange Commission on June __, 2016
Registration No. 333-126177

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________

WORTHINGTON INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)
Ohio	31-1189815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio 43085
(Address of Principal Executive Offices)  (Zip Code)

Dietrich Industries, Inc. Salaried Employees' Profit Sharing Plan
(Full title of the plan)

Dale T. Brinkman, Esq.
Vice President – Administration,
General Counsel and Secretary
Worthington Industries, Inc.
200 Old Wilson Bridge Road
Columbus, Ohio 43085
Tel. No.:  (614) 438-3001
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Elizabeth Turrell Farrar, Esq.
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, Ohio 43215
Tel. No.:  (614) 464-5607

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

AMENDMENT TO REMOVE CERTAIN SECURITIES FROM REGISTRATION

Worthington Industries, Inc. (“Registrant” or the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain common shares, without par value (“Common Shares”),  originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2005, File No. 333-126177, with respect to 250,000 of the Registrant’s Common Shares, and an indeterminate amount of participation interests,  to be  offered or sold pursuant to the Dietrich Industries, Inc. Salaried Employees’ Profit Sharing Plan (the “Plan”).

Effective December 31, 2015, the Plan was terminated and all assets were distributed in accordance with the terms of the Plan.

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed to amend the Registration Statement to remove from registration all the Registrant’s Common Shares, as well as the participation interest, registered for offering or sale pursuant to the Plan, which remained unsold and unissued upon the termination of the Plan.

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 SIGNATURES
The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 27, 2016.
WORTHINGTON INDUSTRIES, INC.

By: /s/John P. McConnell
John P. McConnell, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on June 272016.
Signature	Title

/s/ John P. McConnell	Director, Chairman of the Board
John P. McConnell	and Chief Executive Officer (Principal Executive Officer)

/s/ B. Andrew Rose	Executive Vice President and Chief Financial
B. Andrew Rose	Officer (Principal Financial Officer)

/s/ Richard G. Welch	Controller (Principal Accounting Officer)
Richard G. Welch

*	Director
Kerrii B. Anderson

*	Director
John B. Blystone

Signature	Title

*	Director
Mark C. Davis

*	Director
Michael J. Endres

*	Director
Ozey K. Horton, Jr.

*	Director
Peter Karmanos, Jr.

*	Director
Carl A. Nelson, Jr.

*	Director
Sidney A. Ribeau

*	Director
Mary Schiavo
____________________________

*  The undersigned, by signing his name hereto, does hereby sign this Post-Effective Amendment No. 1 to Form S-8 Registration Statement on behalf of each of the directors of the Registrant identified above pursuant to powers of attorney executed by the directors identified above, which powers of attorney are filed with this Post-Effective Amendment No.1 to Form S‑8 Registration Statement as Exhibit 24.
*By:	/s/ John P. McConnell	Date: June 27, 2016
John P. McConnell, Attorney-in-Fact

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administered the Dietrich Industries, Inc. Salaried Employees’ Profit Sharing Plan) have duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 27, 2016.

DIETRICH INDUSTRIES, INC. SALARIED EMPLOYEES’ PROFIT SHARING PLAN

By:  Worthington Industries, Inc. an Ohio corporation whose common shares were offered under the Dietrich Industries, Inc. Salaried Employee’s Profit Sharing Plan prior to the termination of such Plan

By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President- Administration, General Counsel & Secretary

INDEX TO EXHIBITS
Exhibit No.	Description
24	Powers of Attorney of Directors and Certain Executive Officers of Worthington Industries, Inc. (Filed herewith)